SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)    125 Broad Street, New York
CABLE ADDRESS: LADYCOURT, NEW YORK                   10004-2498
FACSIMILE: (212) 558-3588 (125 Broad Street)            __________
           (212) 558-3792 (250 Park Avenue)       250 PARK AVENUE, NEW YORK
                                                     10177-0021
                                                  1701 PENNSYLVANIA AVE, N.W.
                                                  WASHINGTON, D.C. 20006-5805
                                                  444 SOUTH FLOWER STREET,
                                                  LOS ANGELES 90071-2901
                                                  8, PLACE VENDOME, 75001 PARIS
                                                  ST. OLAVE'S HOUSE,
                                                  9a IRONMONGER LANE,
                                                  LONDON EC2V 8EY
                                                  101 COLLINS STREET, MELBOURNE
                                                     3000
                                                  2-1, MARUNOUCHI I-CHOME,
                                                  CHIYODA-KU, TOKYO 100
                                                  3602 GLOUCESTER TOWER,
                                                  11 PEDDER STREET, HONG KONG


                                                  December 27, 1996

          Winthrop Focus Funds,
             277 Park Avenue
                     New York, New York  10172.

          Dear Sirs:

                    You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 40,174,582 of your Class A shares of beneficial interest, $.01 par value (the "Class A Shares"), of which 33,942,733 were issued on February 28, 1996 upon conversion of your then existing shares of beneficial interest, $.01 par value, and 1,220,961 of your Class B shares of beneficial interest, $.01 par value (the "Class B Shares" and, together with the Class A Shares, the "Shares").

                    As your counsel, we are familiar with your organization and status as a trust and the validity of your Shares.

                    We advise you that, in our opinion, the Shares are validly issued, fully paid and nonassessable.

                    The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                    We have relied as to certain matters on
          information obtained from public officials, your officers and other sources believed by us to be responsible.

                    We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,

                                                  SULLIVAN & CROMWELL